UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2020

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.25 par value	CUO	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Paycheck Protection Program Loan

On April 14, 2020, Continental Materials Corporation (together with its subsidiaries, the “Company”) entered into a promissory note, dated as of April 8, 2020 (the “Note”) in favor of CIBC Bank USA (the “Lender”) evidencing a loan in the aggregate principal amount of $5,487,000 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which was enacted on March 27, 2020.

Interest Rate

The interest rate on the Loan is 1.00% per year.

Maturity

The term of the Loan is two years. The Company will be required to pay any unforgiven principle and interest in eighteen equal monthly installments, with the first payment being due on November 8, 2020 and continuing on the same day of each subsequent month until the date of maturity. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

Potential Loan Forgiveness

Under the PPP, the Company may apply for forgiveness of the amount due on the Loan in an amount equal to the sum of the following costs incurred during the 8-week period beginning on the date of the first disbursement of the Loan: (a) payroll costs, (b) any payment of interest on a covered obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation), (c) any payment on a covered rent obligation, and (d) any covered utility payment, calculated in accordance with the terms of the CARES Act. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part.

Events of Default

The Loan provides for customary events of default, including payment defaults, cross-defaults on any other loan with the lender, and breach of the terms of the Note. The Loan may be accelerated upon the occurrence of an event of default, among other remedies available to the Lender.

The foregoing description of the Loan is a summary of, and does not purport to be a complete statement of, the terms of the Note or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Note, a copy of which will be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s next periodic report under the Securities Act of 1934, as amended (the “Exchange Act”).

Property Sale Agreements

Black Canyon Quarry

On April 16, 2020, Castle Concrete Company, a subsidiary of the Company (“Castle Concrete”), entered into a Real Estate Purchase Agreement (the “Black Canyon Agreement”) with the City of Colorado Springs (the “City”).

Pursuant to the Black Canyon Agreement, the City will purchase the real property and related fixtures and improvements located in El Paso County, Colorado commonly known as the Black Canyon Quarry (the “Black Canyon Property”) from the Company for a total purchase price of $2,140,000 to be paid in cash at the closing of the transaction.

The Black Canyon Agreement contains certain representations and warranties by the Company as to environmental matters and the physical condition of the Black Canyon Property. Either party may terminate the Black Canyon Agreement in the event the other party defaults on the terms of the Black Canyon Agreement.

The consummation of the sale of the Black Canyon Property is contingent upon, among other things, the completion of due diligence and related matters to the City’s satisfaction, approval of the transaction by the governing bodies of the Company and the City, receipt of the approval of the Reclamation Plan Amendment by the DRMS, each as defined below, and certain other regulatory approvals, and the consummation of the sales of the Pikeview Buffer Property and the Pikeview Quarry Property, each as defined below. The sale of the Black Canyon Property is expected to be completed in the third quarter of 2020.

Pikeview Buffer Property

On April 16, 2020, Castle Concrete entered into a Contract for the Sale of Real Estate (the “Pikeview Buffer Agreement”) with The Conservation Fund, a non-profit entity (“TCF”).

Pursuant to the Pikeview Buffer Agreement, TCF will purchase approximately 147.02 acres of real property and related fixtures and improvements located in El Paso County, Colorado (the “Pikeview Buffer Property”) from the Company for a total purchase price of $6,660,000 to be paid in cash at the closing of the transaction.

The Pikeview Buffer Agreement contains customary representations and warranties by the Company as to environmental and other matters and the physical condition of the Pikeview Buffer Property. Under the Pikeview Buffer Agreement, the Company agrees to indemnify TCF for a period of two years from the closing of the transaction for damages arising from any hazardous materials present on the Pikeview Buffer Property. Either party may terminate the Pikeview Buffer Agreement in the event the other party defaults on the terms of the Pikeview Buffer Agreement.

The consummation of the sale of the Pikeview Buffer Property is contingent upon, among other things, the completion of due diligence and related matters to TCF’s satisfaction, approval of the transaction by the governing bodies of the Company and TCF, receipt of the approval of the Reclamation Plan Amendment by the DRMS and certain other regulatory approvals, and the consummation of the sales of the Black Canyon Property and the Pikeview Quarry Property. The sale of the Pikeview Buffer Property is expected to be completed in the third quarter of 2020.

Pikeview Quarry Property

On April 16, 2020, Castle Concrete entered into an Agreement for the Donation of Real Estate Property (the “Pikeview Quarry Agreement” and, collectively with the Black Canyon Agreement and the Pikeview Buffer Agreement, the “Sale Agreements”) with the City.

Pursuant to the Pikeview Quarry Agreement, the Company will donate to the City the real property and related fixtures and improvements located in El Paso County, Colorado commonly known as the Pikeview Quarry (the “Pikeview Quarry Property”), as well as the mining permit held by the Company with respect to the Pikeview Quarry Property (the “Permit”). As previously disclosed, the Company determined in 2019 to cease mining operations at the Pikeview Quarry Property and has commenced reclamation activities.

The Pikeview Quarry Agreement contains certain representations and warranties by the Company as to environmental matters and the physical condition of the Pikeview Quarry Property. Either party may terminate the Pikeview Quarry Agreement in the event the other party defaults on the terms of the Pikeview Quarry Agreement.

The consummation of the donation of the Pikeview Quarry Property is contingent upon, among other things, the approval of an amendment to the Company’s plan of reclamation for the Pikeview Quarry (the “Reclamation Plan Amendment”) by the Colorado Division of Reclamation, Mining and Safety (the “DRMS”) by May 31, 2020, the completion of the Company’s reclamation work as required by the Permit, the completion of due diligence and related matters to the City’s satisfaction, approval of the transaction by the governing bodies of the Company and the City, receipt of certain other regulatory approvals, and the consummation of the sales of the Black Canyon Property and the Pikeview Buffer Property. The donation of the Pikeview Quarry Property is expected to be completed in the third quarter of 2020.

The foregoing description of the Sale Agreements is a summary of, and does not purport to be a complete statement of, the terms of the Sale Agreements or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Sale Agreements, copies of which will be filed with the Commission as an exhibit to the Company’s next periodic report under the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Paycheck Protection Program Loan” is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act, as amended. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” “will likely result,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding potential uses of the proceeds of the Loan and statements about the Company’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus; (b) the conclusions of any due diligence or other review conducted with respect to the Company’s real properties to be transferred pursuant to the Sale Agreements; and (c) the other risk factors disclosed in the Company other reports filed with the Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: April 19, 2020	By:	/s/Paul Ainsworth
Paul Ainsworth Chief Financial Officer